Exhibit 99.1

TPG CAPITAL AND LEONARD GREEN & PARTNERS COMPLETE

ACQUISITION OF J.CREW

New York, NY – March 7, 2011 – J.Crew Group, Inc. (NYSE: JCG) today announced the completion of its acquisition by Chinos Holdings, Inc. and Chinos Acquisition Corporation, affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P., for $43.50 per share in cash.

The transaction was approved by J.Crew’s stockholders at a special meeting of stockholders held on March 1, 2011. J.Crew common stock will be delisted from the New York Stock Exchange.

Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to J.Crew. The Special Committee of the J.Crew Board of Directors was advised by an independent financial advisor, Perella Weinberg Partners LP, and an independent legal advisor, Cravath, Swaine & Moore LLP. Willkie Farr & Gallagher LLP acted as legal advisor to Millard Drexler. Goldman, Sachs & Co. and Bank of America Merrill Lynch acted as financial advisors to TPG Capital and Leonard Green & Partners. Ropes & Gray LLP acted as legal advisor to TPG Capital and Latham & Watkins LLP acted as legal advisor to Leonard Green & Partners.

About J.Crew Group, Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of March 1, 2011, the Company operated 249 retail stores (including 219 J.Crew retail stores, 10 crewcuts and 20 Madewell stores), the J.Crew catalog business, jcrew.com, madewell.com and 85 factory stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

About TPG Capital, L.P.

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $48 billion of assets under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, growth investments, joint ventures and restructurings. TPG Capital invests in world-class franchises across a range of industries, including past and present retail investments such as American Tire Distributors, Burger King, China Grand Auto, Daphne, Debenhams, Myer, Neiman Marcus Group, PETCO Animal Supplies and Republic, among others.

About Leonard Green & Partners, L.P.

Leonard Green & Partners is a leading private investment firm with over $9 billion in equity capital under management. Based in Los Angeles, Leonard Green & Partners invests in market leading companies across a range of industries. Significant current retail investments include Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

For J.Crew Group, Inc.

Margot Fooshee

(212) 209-2717

For TPG Capital

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

For Leonard Green & Partners, L.P.

Mike Gennaro

(310) 954-0414